Exhibit 10.9

Execution Copy

INCREMENTAL JOINDER TO
AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

This INCREMENTAL JOINDER TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of May 4, 2016 (this “Agreement”), is entered into by and among (a) Focus Financial Partners, LLC (the “Company”), a Delaware limited liability company, (b) the Incremental Revolving Lender (as defined below) and (c) Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Company, certain Subsidiaries of the Company party thereto from time to time pursuant to Section 2.14 thereof (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and each individually a “Borrower”), each lender from time to time party thereto (collectively with the Incremental Revolving Lender, the “Lenders” and each individually, a “Lender”), and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 10, 2013 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Credit Agreement);

WHEREAS, Banc of California, N.A. (the “Incremental Revolving Lender”) desires to join the Credit Agreement as a “Lender” thereunder;

WHEREAS, the Company has requested an increase in the Revolving Commitments of $60,000,000 (such increased Revolving Commitments, the “Incremental Revolving Commitments”);

WHEREAS, after giving effect to the Incremental Revolving Commitments, the aggregate Revolving Commitments shall total $615,000,000;

WHEREAS, the Incremental Revolving Lender (as defined below) has agreed to provide an Incremental Revolving Commitment, subject to the terms and conditions set forth herein; and

NOW, THEREFORE, the Administrative Agent and the undersigned Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain terms and provisions of the Credit Agreement each as described below:

§1.                         Terms of the Incremental Revolving Commitments.  Pursuant to Section 2.16(a) of the Credit Agreement, the Incremental Revolving Lender with its Incremental Revolving Commitment provided for under column (a) of Schedule 2.01 hereto agrees to provide Incremental Revolving Commitments in the amount set forth opposite its name under such column, and such Incremental Revolving Commitments shall be added to and constitute a part of the Revolving Commitments for all purposes of the Credit Agreement and the Loan Documents, having the same terms and conditions applicable to the existing Revolving Commitments as set forth in the Loan Documents.  On the Incremental Effective Date (as defined below), the Revolving Loans shall be adjusted pursuant to Section 2.16(g) of the Credit Agreement.

§2.                         Joinder of Incremental Revolving Lender.  The Incremental Revolving Lender, by its signature below, confirms that it has agreed to become a “Lender” under, and as defined in, the Credit Agreement with a Revolving Commitment as set forth on Schedule 2.01 hereto, effective on the date hereof upon the satisfaction of the conditions set forth in Section 4 hereof.  The Incremental Revolving Lender (a) acknowledges that in connection with it becoming a Lender it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender; and (b) agrees that, upon it becoming a Lender on the date hereof, it will, independently and without reliance upon the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.  In addition, the Incremental Revolving Lender represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender on the date hereof; (ii) such Incremental Revolving Lender is, on the date hereof, an Eligible Assignee; and (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Agreement or the performance of its obligations hereunder or as a Lender under the Credit Agreement as of the date hereof.  The Incremental Revolving Lender agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or any Loan Party may reasonably request in connection with the transactions contemplated by this Agreement (including, without limitation, delivering to the Administrative Agent, on or prior to the date hereof, an Administrative Questionnaire for such Incremental Revolving Lender).  The Company, the Administrative Agent and the Incremental Revolving Lender acknowledges and agrees that, on the date hereof, the Incremental Revolving Lender shall become a Lender and, from and after such date the Incremental Revolving Lender will have all rights as a Lender under the Loan Documents.  The Incremental Revolving Lender acknowledges and agrees that from and after the date hereof such Incremental Revolving Lender (x) will be bound by the terms of the Credit Agreement as fully and to the same extent as if such Incremental Revolving Lender were an original Lender under the Credit Agreement and (y) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

§3.                         Commitment Increase and Allocations.  Upon the Incremental Effective Date, (a) Schedule 2.01 (Applicable Percentages) to the Credit Agreement shall be automatically replaced by Schedule 2.01 (Applicable Percentages) attached hereto to reflect the Incremental Revolving Commitments of the Incremental Revolving Lender and (b) the aggregate Revolving Commitments shall be automatically increased by the amount of the Incremental Revolving Commitments.

§4.                         Conditions.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date such conditions are satisfied, the “Incremental Effective Date”):

(a)                                 the Administrative Agent shall have received this Agreement duly executed by the Company and the Incremental Revolving Lender; and

(b)                                 the Administrative Agent shall have received a certificate of a Responsible Officer of (A) the Company certifying as to the satisfaction of the conditions set forth in Sections 2.16(c)(i)(A) and (B) of the Credit Agreement; and (B) each Loan Party certifying and attaching the resolutions adopted by such Loan Party approving and consenting to this Agreement and the Incremental Revolving Commitments, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

§5.                         Representations and Warranties.  The Company hereby represents and warrants as follows:

(a)                                 Representations and Warranties in Credit Agreement.  The representations and warranties of the Company contained in Article 5 of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for representations and warranties that are already

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qualified as to materiality, which are instead true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except for representations and warranties that are already qualified as to materiality, which were instead true and correct) as of such earlier date.

(b)                                 Authority, No Conflicts, Etc. The execution, delivery and performance of this Agreement and all related documents and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate (or the equivalent company) authority of the Company and its Subsidiaries, (ii) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Company or any of its Subsidiaries and (iv) do not conflict with any provision of the Organization Documents of, or any other agreement or other instrument binding upon, the Company or any of its Subsidiaries.

(c)                                  Enforceability of Obligations.  This Agreement and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company and each of its Subsidiaries party thereto, enforceable against the Company and each of its Subsidiaries party thereto, in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in equity or at law) and an implied covenant of good faith and fair dealing, and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

§6.                         No Other Amendments or Waivers.  Except as expressly provided in this Agreement, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement shall be read and construed as one instrument.

§7.                         Execution in Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Agreement.

§8.                         Governing Law.  THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

§9.                         Headings, etc.  Headings or captions used in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.  This Agreement shall constitute a “Loan Document” under the Credit Agreement.

§10.                  Expenses.  The Company agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement (including Attorney Costs of Morgan, Lewis & Bockius LLP).

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOCUS FINANCIAL PARTNERS, LLC,
as Company

By:	/s/ James Shanahan
Name: James Shanahan
Title: Chief Financial Officer

Signature Page to Incremental Joinder

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Chris Busconi
Name: Chris Busconi
Title: SVP

Signature Page to Incremental Joinder

BANC OF CALIFORNIA, N.A.,
as Incremental Revolving Lender

By:	/s/ Scott Canalichio
Name:	Scott Canalichio
Title:	Senior Director, Institutional Banking

Signature Page to Incremental Joinder

EXHIBIT A

Schedule 2.01

Commitments and Applicable Percentages

	Revolving Commitment		Term Loan Outstandings				Aggregate Amount
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Lender	Revolving Commitment (after giving effect to Incremental Joinder)	Applicable Percentage for Revolving Commitments	Initial Term Loan Outstanding	Third Amendment Incremental Term Loan Outstanding	Term Loan Principal Outstanding	Applicable Percentage for Term Loan Outstanding	Revolving Commitment plus Term Loan Principal Outstanding (after giving effect to Incremental Joinder)	Aggregate Increase or Decrease (after giving effect to Incremental Joinder)	New Total Applicable Percentage
Bank of America, N.A.	$95,880,096.00	15.59%	$6,818,623.59	$15,858,082.00	$22,676,705.59	13.61%	$118,556,801.59	$0.00	15.17%
The Bank of Tokyo-Mitsubishi, UFJ, LTD	$70,091,667.00	11.40%	$4,649,999.68	$11,538,462.00	$16,188,461.68	9.71%	$86,280,128.68	$0.00	11.04%
Comerica Bank	$11,250,000.00	1.83%	$3,375,000.00	$0.00	$3,375,000.00	2.03%	$14,625,000.00	$0.00	1.87%
Fifth Third Bank	$53,875,000.00	8.76%	$11,250,000.00	$0.00	$11,250,000.00	6.75%	$65,125,000.00	$0.00	8.33%
Firstbank Florida	$0.00	0.00%	$18,473,684.21	$0.00	$18,473,684.21	11.08%	$18,473,684.21	$0.00	2.36%
The Huntington National Bank	$22,750,000.00	3.70%	$4,500,000.00	$0.00	$4,500,000.00	2.70%	$27,250,000.00	$0.00	3.49%
Goldman Sachs Bank USA	$47,500,000.00	7.72%	$11,250,000.00	$10,000,000.00	$21,250,000.00	12.75%	$68,750,000.00	$0.00	8.80%
SunTrust Bank	$84,922,468.00	13.81%	$14,625,000.00	$10,000,000.00	$24,625,000.00	14.78%	$109,547,468.00	$0.00	14.01%
U.S. Bank, N.A.	$22,500,000.00	3.66%	$6,750,000.00	$3,500,000.00	$10,250,000.00	6.15%	$32,750,000.00	$0.00	4.19%
BMO Harris Bank N.A.	$95,000,000.00	15.45%	$0.00	$14,615,385.00	$14,615,385.00	8.77%	$109,615,385.00	$0.00	14.02%
Citizens Bank, N.A.	$34,153,846.00	5.55%	$5,538,461.68	$6,153,846.00	$11,692,307.68	7.02%	$45,846,153.68	$0.00	5.87%
BankUnited, N.A.	$17,076,923.00	2.78%	$2,769,230.84	$5,000,000.00	$7,769,230.84	4.66%	$24,846,153.84	$0.00	3.18%
Banc of California, N.A.	$60,000,000.00	9.76%	$0.00	$0.00	$0.00	0.00%	$60,000,000.00	$60,000,000.00	7.68%
Totals	$615,000,000.00	100.00%	$90,000,000.00	$76,665,775.00	$166,665,775.00	100.00%	$781,665,775.00	$60,000,000.00	100.00%